FINAL EXECUTION COPY





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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  BY AND AMONG


                              IAC/INTERACTIVECORP,


                              AJI ACQUISTION CORP.


                                       AND


                                ASK JEEVES, INC.



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                           DATED AS OF MARCH 21, 2005


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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   THE MERGER

Section 1.1       The Merger...................................................1
Section 1.2       Closing; Effective Time......................................1
Section 1.3       Tax Consequences.............................................2

                                   ARTICLE II

                    DIRECTORS, OFFICERS AND CHARTER DOCUMENTS

Section 2.1       Directors....................................................2
Section 2.2       Officers.....................................................2
Section 2.3       Certificate of Incorporation and Bylaws of the Surviving
                    Corporation................................................2

                                   ARTICLE III

                             TREATMENT OF SECURITIES

Section 3.1       Effect of the Merger on Capital Stock........................2
Section 3.2       Exchange of Certificates.....................................3
Section 3.3       Company Options, Other Equity-Based Awards and
                    Employee Stock Purchase Plan...............................6
Section 3.4       Convertible Notes............................................7

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1       Corporate Organization.......................................8
Section 4.2       Capitalization...............................................9
Section 4.3       Authority; No Violation.....................................11
Section 4.4       Amendment to Rights Agreement...............................12
Section 4.5       Consents and Approvals......................................12
Section 4.6       SEC Reports; Financial Statements...........................12
Section 4.7       Broker's Fees...............................................13
Section 4.8       Absence of Certain Changes or Events........................13
Section 4.9       Legal Proceedings...........................................14
Section 4.10      Taxes and Tax Returns.......................................15
Section 4.11      Certain Other Tax Matters...................................16
Section 4.12      Employees...................................................16
Section 4.13      Securities Law Matters......................................18
Section 4.14      Compliance with Applicable Law, Permits and Licenses........19

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                                                                            PAGE

Section 4.15      Intellectual Property; Proprietary Rights; Employee
                    Restrictions; Assets......................................20
Section 4.16      Certain Contracts; Leases...................................22
Section 4.17      Undisclosed Liabilities.....................................23
Section 4.18      Insurance...................................................23
Section 4.19      Environmental Liability.....................................24
Section 4.20      State Takeover Laws.........................................24
Section 4.21      Registration Statement......................................24
Section 4.22      Transactions with Affiliates................................24
Section 4.23      Opinions of Financial Advisors..............................24
Section 4.24      Relationship with Google....................................25
Section 4.25      Traffic Metrics.............................................25

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 5.1       Corporate Organization......................................25
Section 5.2       Capitalization..............................................26
Section 5.3       Authority; No Violation.....................................27
Section 5.4       SEC Reports; Financial Statements...........................27
Section 5.5       Consents and Approvals......................................28
Section 5.6       Securities Law Matters......................................29
Section 5.7       Compliance with Applicable Law..............................29
Section 5.8       Intellectual Property.......................................30
Section 5.9       Undisclosed Liabilities.....................................30
Section 5.10      Conduct of Business.........................................30
Section 5.11      Broker's Fees...............................................30
Section 5.12      Taxes and Tax Returns.......................................30
Section 5.13      Certain Other Tax Matters...................................31
Section 5.14      Registration Statement......................................31
Section 5.15      Absence of Certain Changes or Events........................31
Section 5.16      Legal Proceedings...........................................31
Section 5.17      Ownership of Company Common Stock...........................32

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1       Conduct of Businesses Prior to the Merger Closing...........32
Section 6.2       Forbearances................................................32
Section 6.3       Certain Tax Matters.........................................35

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                                                                            PAGE

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 7.1       Regulatory Matters..........................................35
Section 7.2       Access to Information.......................................36
Section 7.3       Acquisition Transactions....................................37
Section 7.4       Stockholders' Approval......................................39
Section 7.5       Legal Conditions to the Merger..............................39
Section 7.6       Affiliates..................................................40
Section 7.7       Stock Exchange Quotation or Listing.........................40
Section 7.8       Additional Agreements.......................................40
Section 7.9       Advice of Changes...........................................40
Section 7.10      Section 16..................................................40
Section 7.11      Directors' and Officers' Indemnification and Insurance......40
Section 7.12      Reorganization..............................................42
Section 7.13      Registration Statement......................................42
Section 7.14      Employees...................................................42
Section 7.15      Obligations of Merger Sub...................................43
Section 7.16      Dividends...................................................43

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1       Conditions to Each Party's Obligation to Effect
                    the Merger................................................44
Section 8.2       Conditions to Obligations of the Company....................45
Section 8.3       Conditions to Obligations of Parent.........................45

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1       Termination.................................................46
Section 9.2       Effect of Termination.......................................48
Section 9.3       Amendment...................................................49
Section 9.4       Extension; Waiver...........................................49

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1      Nonsurvival of Representations, Warranties and
                    Agreements................................................50
Section 10.2      Expenses....................................................50
Section 10.3      Notices.....................................................50
Section 10.4      Interpretation..............................................51

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                                                                            PAGE

Section 10.5      Counterparts................................................51
Section 10.6      Entire Agreement............................................52
Section 10.7      Governing Law...............................................52
Section 10.8      Publicity...................................................52
Section 10.9      Assignment; Third Party Beneficiaries.......................53
Section 10.10     Specific Enforcement........................................53
Section 10.11     Severability................................................53

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                                  EXHIBIT LIST

Exhibit A          Form of Amended and Restated Certificate of Incorporation of
                     the Surviving Corporation

Exhibit B          Affiliate List

Exhibit C          Form of Rule 145 Affiliate Letter

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                   INDEX OF DEFINED TERMS

TERM                                             PAGE


Acquisition Proposal...............................37
Acquisition Transaction............................37
Adware.............................................21
Agreement...........................................1
Business Day........................................2
Certificate.........................................4
Certificate of Merger...............................1
Certificates........................................4
Closing.............................................1
Closing Date........................................1
Code................................................1
Company.............................................1
Company 10-K Balance Sheets........................12
Company Active Business............................15
Company Affiliate Transactions.....................24
Company Benefit Plan...............................16
Company Charter.....................................8
Company Common Stock................................3
Company Contract...................................21
Company Disclosure Schedule.........................7
Company ERISA Affiliate............................16
Company Financial Statements.......................12
Company Intellectual Property......................19
Company Licensed Intellectual Property.............19
Company Option......................................6
Company Owned Intellectual Property................19
Company Permits....................................19
Company Regulatory Agreement.......................14
Company Reports....................................12
Company Series A Junior Participating Preferred
  Stock............................................ 3
Company Stock Plans.................................9
Company Stockholder Approval.......................10
Confidentiality Agreement..........................36
Convertible Notes...................................7
DGCL................................................1
DHT................................................15
Effective Time......................................1
ERISA..............................................16
ESPP................................................7
Excess Parent Common Stock..........................5
Exchange Act........................................8
Exchange Agent......................................4
Exchange Ratio......................................3
GAAP...............................................12
Google.............................................21
Governmental Entity................................11
HSR Act............................................11
Indemnified Parties................................40
Insurance Policies.................................23


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Intellectual Property..............................19
Japanese JV.........................................8
Knowledge..........................................11
Leased Real Property...............................22
Leases.............................................22
Liens...............................................9
Material Adverse Effect.............................8
Maximum Premium....................................40
Merger..............................................1
Merger Consideration................................3
Merger Sub..........................................1
Multiple Employer Plan.............................16
NES................................................15
NOL Carryforwards..................................15
NOLs...............................................15
Parent..............................................1
Parent 10-K Balance Sheets.........................27
Parent 10-K Financial Statements...................27
Parent Class B Common Stock........................25
Parent Common Stock.................................3
Parent Disclosure Schedule.........................24
Parent Option.......................................6
Parent Preferred Stock.............................25
Parent Proxy Statement.............................25
Parent Reports.....................................27
Parent Spin-Off....................................35
Parties.............................................1
Pending ESPP Shares.................................9
Pending ISH Merger Shares...........................9
Pending Option Exercise Shares......................9
Potential Acquirer.................................37
Proxy Statement/Prospectus.........................34
Qualifying Proposal................................37
Registration Statement.............................28
Requisite Regulatory Approval......................43
Right...............................................3
Rights Agreement....................................3
SEC................................................11
Securities Act.....................................12
Series A Preferred Stock...........................25
Spyware............................................21
Stock Plans.........................................6

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TERM                                             PAGE

Stockholder Meeting................................38
Stockholder Proposal...............................38
Subsidiary..........................................8
Superior Proposal..................................37
Surviving Corporation...............................1
Tax................................................15
Tax Return.........................................15
Taxes..............................................15
Termination Date...................................45
Third Party Intellectual Property..................19
Transferring Employee..............................42

            AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of March 21, 2005 (this "AGREEMENT"), by and among IAC/InterActiveCorp, a Delaware corporation ("PARENT"), AJI Acquisition Corp., a Delaware corporation and wholly owned Subsidiary (as defined herein) of Parent ("MERGER SUB"), and Ask Jeeves, Inc., a Delaware corporation (the "COMPANY") (collectively, the "PARTIES").

            WHEREAS, the respective Boards of Directors of each of the Parties have approved and declared advisable this Agreement, pursuant to which Merger Sub shall merge with and into the Company (the "MERGER"), with the Company being the surviving corporation in the Merger, upon the terms and subject to the conditions, and with the effects, set forth in this Agreement;

            WHEREAS, the Parties intend that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a plan of reorganization for purposes of Sections 354 and 361 of the Code; and

            WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and other transactions contemplated hereby and also to prescribe certain conditions to the Merger and other transactions contemplated hereby.

            NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   THE MERGER

            Section 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"). Following the Effective Time, the Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall be a direct, wholly owned Subsidiary of Parent and shall succeed to all of the rights and obligations of Merger Sub in accordance with the DGCL, and the separate corporate existence of Merger Sub shall cease. The Merger shall have the effects and consequences specified in
Section 259 of the DGCL.

            Section 1.2 CLOSING; EFFECTIVE TIME. The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., Eastern time, on the third Business Day (as defined herein) immediately following the date on which the last of the conditions set forth in
Article VIII hereof is satisfied or waived (other than conditions that by their nature cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions), or at such other time and date and place as Parent and the Company shall mutually agree (the "CLOSING DATE"). The term "EFFECTIVE TIME" shall mean the time and date of the filing of a properly executed certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as agreed to by the Parties and set forth in the Certificate of Merger. The term "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which the commercial banks in the state of New York are authorized or required by law to remain closed.

            Section 1.3 TAX CONSEQUENCES. It is intended that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Parties agree to treat the Merger consistently with this intention for all purposes.

                                   ARTICLE II

                    DIRECTORS, OFFICERS AND CHARTER DOCUMENTS

            Section 2.1 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, which individuals shall serve as directors of the Surviving Corporation until the earlier of their resignation or removal or their otherwise ceasing to be directors or until their respective successors are duly appointed or elected in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

            Section 2.2 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall serve until their resignation or removal or their otherwise ceasing to be officers or until their respective successors are duly appointed or elected in accordance with the Amended and Restated Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

            Section 2.3 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time, (i) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub in effect immediately before the Effective Time and as set forth on Exhibit A, except that the name shall be changed to Ask Jeeves, Inc., until altered, amended or repealed as provided therein and under the DGCL, and (ii) the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub in effect immediately before the Effective Time until altered, amended or repealed as provided under the DGCL or in the Amended and Restated Certificate of Incorporation or Bylaws of the Surviving Corporation.

                                   ARTICLE III

                             TREATMENT OF SECURITIES

            Section 3.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

            (a) CANCELLATION OF CERTAIN COMPANY SECURITIES. Each share, if any, of Company Common Stock (as defined herein) that is held in the treasury of the Company and all shares of Company Common Stock, if any, that are owned by Parent and any of its wholly

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owned subsidiaries immediately  prior to the Effective Time shall be cancelled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

            (b) CONVERSION OF COMPANY SECURITIES. By virtue of the Merger and without any action on the part of any holder thereof:

       (i) Other than shares cancelled pursuant to Section 3.1(a), each share of common stock, par value $0.001 per share, of the Company (together with the related right (a "RIGHT") to purchase Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the "COMPANY SERIES A JUNIOR PARTICIPATING PREFERRED STOCK") issued pursuant to the Rights Agreement (the "RIGHTS AGREEMENT") entered into between the Company and Fleet National Bank, N.A., dated as of April 26, 2001, the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be retired and cease to exist and shall be converted automatically, subject to Sections 3.1(d) and 3.2(d), into the right to receive 1.2668 (the "EXCHANGE RATIO") fully paid and nonassessable shares of common stock, $0.01 par value per share, of Parent ("PARENT COMMON STOCK") (such shares of Parent Common Stock together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 3.2(d), collectively are referred to as the "MERGER CONSIDERATION").

       (ii) At the Effective Time, each Certificate (as defined herein) theretofore representing shares of Company Common Stock, as the case may be, shall, without any action on the part of the Company, Parent or the holder thereof, represent, and shall be deemed to represent from and after the Effective Time, the number of shares of Parent Common Stock (and cash in lieu of fractional securities) as determined in accordance with Section 3.1(b)(i) above and shall cease to represent any rights in any shares of capital stock of the Company or the Surviving Corporation.

             (c) CONVERSION OF MERGER SUB STOCK. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

             (d) CERTAIN ADJUSTMENTS. The Exchange Ratio shall be appropriately and proportionately adjusted to fully reflect the effect of any reclassification, stock split, reverse split, stock dividend (whether such securities are stock of Parent or a subsidiary, including as a result of any spin-off), reorganization, recapitalization or other like change, with respect to Parent Common Stock or Company Common Stock occurring (or for which a record date is established) after the date of this Agreement and prior to the Effective Time.

             Section 3.2 EXCHANGE OF CERTIFICATES.

             (a) DEPOSIT WITH EXCHANGE AGENT.  Immediately  after the
Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company selected by Parent

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that is reasonably acceptable to the Company (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, certificates representing the shares of Parent Common Stock issuable at the Effective Time in the Merger pursuant to Section 3.1(b).

          (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time but in no event later than two (2) Business Days after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (each, a "CERTIFICATE" and collectively, the "CERTIFICATES") that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.1(b): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) and any cash payable in lieu of fractional shares of Parent Common Stock. Upon surrender of the Certificates to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor (i) a book-entry account statement reflecting ownership of (or, if requested, a stock certificate representing) that number of whole shares of Parent Common Stock into which the shares of Company Common Stock previously represented by such Certificates are converted in accordance with Section 3.1(b), and (ii) cash in lieu of fractional shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.2(d). In the event that the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate (other than a Certificate representing shares of Company Common Stock to be cancelled in accordance with Section 3.1(a)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration contemplated by Sections 3.1 and
3.2. The Merger Consideration will be delivered to each former stockholder of the Company by the Exchange Agent as promptly as practicable following surrender of a Certificate and a duly executed letter of transmittal. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article III.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Common Stock represented thereby and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 3.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange for Company Common Stock pursuant to the Merger, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 3.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the applicable payment date, any dividends or other distributions with a record date after the Effective Time but with a payment date subsequent to the date of such surrender.

          (d) NO FRACTIONAL SECURITIES. In lieu of any fractional securities, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article III will be paid an amount in cash (without interest) equal to such holder's respective proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of
(i) the number of shares of Parent Common Stock issuable upon surrender of Certificates by the holders of Company Common Stock (without excluding fractional shares), delivered to the Exchange Agent by Parent in accordance with
Section 3.2(a), over (ii) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of Company Common Stock (excluding fractional shares)(such excess being collectively called the "EXCESS PARENT COMMON STOCK"). The Exchange Agent, as agent and trustee for the former holders of Company Common Stock, shall as promptly as reasonably practicable sell the Excess Parent Common Stock at the prevailing prices on NASDAQ (or on the principal exchange on which the Parent Common Stock is then traded or quoted). The sales of the Excess Parent Common Stock by the Exchange Agent shall be executed on NASDAQ (or such other exchange) through one or more member firms of NASDAQ (or such other exchange) and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent and costs associated with calculating and distributing the respective cash amounts payable to the applicable former Company stockholders, incurred in connection with such sales of Excess Parent Common Stock. Until the net proceeds of such sales have been distributed to the former holders of Company Common Stock to whom fractional shares of Parent Common Stock otherwise would have been issued, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall distribute such amounts to such former holders.

             (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates (or a book-entry position) representing the appropriate number of shares of Parent Common Stock as provided in Section 3.1 and this Section 3.2 and any cash payable in lieu of fractional shares.

          (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Common Stock deposited with the Exchange Agent pursuant to Section 3.2(a) and not exchanged within six months after the Effective Time pursuant to this
Section 3.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds or securities held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds or securities to which such holder is entitled, subject to applicable law.

             (g) ESCHEAT. To the fullest extent permitted by applicable law, neither Parent nor the Company shall be liable to any person for any funds or securities delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

              (i) WITHHOLDING RIGHTS. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates which, prior to the Effective Time, represented shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent, the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

          (j) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock and cash paid upon the conversion of shares of Company Common Stock in accordance with the terms of Articles I, II and III (including any cash paid pursuant to Section 3.2(d)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

          Section 3.3 COMPANY OPTIONS, OTHER EQUITY-BASED AWARDS AND EMPLOYEE STOCK PURCHASE PLAN. (a) Each option to purchase shares of Company Common Stock (a "COMPANY OPTION") granted under the employee and director stock plans of the Company, but excluding the ESPP (the "STOCK PLANS"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to purchase shares of Parent Common Stock (a "PARENT OPTION"), on the same terms and conditions (including vesting) as were applicable under such Company Option as of immediately prior to the Effective Time. The number of shares of Parent Common Stock subject to each such Parent Option shall be equal to the number of shares of Company Common Stock subject to each such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded, if necessary, down to the nearest whole share of Parent Common Stock, and such Parent Option shall have an exercise price per share (rounded up to the nearest cent) equal to the per share exercise price of such Company Option immediately prior to the Effective Time divided by the Exchange Ratio.

          (b) The Company shall take any actions with respect to the Company's Employee Stock Purchase Plan (the "ESPP") as are necessary to (i) provide that the ESPP shall terminate immediately prior to the Effective Time and all balances in ESPP participant accounts shall be applied to the purchase of shares in accordance with the terms of the ESPP immediately prior to the Effective Time, and (ii) limit the total number of shares purchased between the date hereof and the Effective Time to 260,000 in the aggregate.

          (c) At the Effective Time all other equity based awards of the Company outstanding immediately prior to the Effective Time will be converted into equity based awards of Parent and the number of shares of Parent Common Stock subject to such awards shall be equal to the number of shares of Company Common Stock subject to each such equity-based award of the Company immediately prior to the effective time multiplied by the Exchange Ratio, rounded, if necessary, down to the nearest whole share of Parent Common Stock.

              (d) Prior to the Effective Time, the Company shall take all necessary action for the adjustment of the Company Options under this Section
3.3 and the adjustment of other equity based awards of the Company under this
Section 3.3, and will take all necessary action to ensure that no holders of Company Options or other equity-based awards of the Company will be able to receive shares of Company Common Stock after the Effective Time. Parent shall reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock, that will be subject to Parent Options as a result of the actions contemplated by this Section 3.3. As soon as practicable following the Effective Time (and in any event not later than two Business Days following the Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate form) with respect to the shares of Parent Common Stock subject to such Parent Options and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding and are required to be registered.

               Section 3.4 CONVERTIBLE NOTES. The Company shall give all such notices as may be required by the terms of the Zero Coupon Convertible Subordinated Notes, due June 1, 2008 (the "CONVERTIBLE NOTES") in respect of the matters contemplated by this Article III, at the times and in the manner required by such Convertible Notes.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as disclosed in the corresponding number and subsection of the Company disclosure schedule delivered to Parent concurrently herewith (the "COMPANY DISCLOSURE SCHEDULE"), or in such other number and subsection of the Company Disclosure Schedule where the applicability of such exception is reasonably apparent, as an inducement to Parent and Merger Sub entering into this Agreement and completing the transactions contemplated hereby, the Company hereby represents and warrants to Parent and Merger Sub as follows:

            Section 4.1 CORPORATE ORGANIZATION. (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means, with respect to Parent or the Company, as the case may be, any condition, state of facts, change or effect that is or would reasonably be expected to be materially adverse to (i) the business, assets, liabilities, operations, results of operations or financial condition, of such entity and its Subsidiaries taken as a whole or (ii) the ability of such entity to timely consummate the transactions contemplated hereby PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of any condition, fact, change or effect relating to or arising from (A) the execution, announcement, or consummation of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with partners (including, without limitation, joint venture partners, syndication partners and strategic partners), customers, suppliers or employees, (B) (x) changes in economic or regulatory conditions in the industries in which the Company or Parent carries on business as of the date hereof, and (y) changes in general economic, regulatory or political conditions, including, without limitation, acts of war or terrorism, except, in the case of clauses (B)(x) and (B)(y), to the extent such changes have a materially disproportionate effect on the Company or Parent and their respective Subsidiaries taken as a whole, as the case may be, relative to other participants in the industries in which the Company or Parent carries on business as of such date or (C) any changes or effects resulting from any matter, which matter is expressly contemplated or permitted by the terms of this Agreement, including any matter which is approved by Parent following the date hereof pursuant to Article VI. As used in this Agreement, the word "SUBSIDIARY" shall mean (i) a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and, (ii) with respect to the Company, the companies listed in Section 4.1(a) of the Company Disclosure Schedule and with respect to Parent, the companies listed on Exhibit 21.1 to Parent's Annual Report on Form 10-K. The Company has previously made available true and complete copies of (i) the Certificate of Incorporation of the Company (the "COMPANY CHARTER") and the Bylaws of the Company, each as in effect as of the date of this Agreement, and
(ii) the minutes of the meetings of the Board of Directors and any Committee thereof in respect of meetings of the Board of Directors and such Committees held since January 31, 2002 through the date hereof for which minutes have been prepared and approved.

             (b) Each Company Subsidiary and, to the Knowledge of the Company, Ask Jeeves Kabushiki Kaisha (the "JAPANESE JV" ) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such status is recognized, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

            Section 4.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, of which, as of the close of business on March 18, 2005, 59,455,548 shares were issued (or issuable as described in this sentence) and outstanding, including, without limitation, 473,856 shares held in the Company's treasury and 191,997 shares issuable (but not yet issued) under the Company's merger agreement with Interactive Search Holdings upon tender of shares of Interactive Search Holdings, Inc. by their holders (the "PENDING ISH MERGER SHARES"), 4,393 shares issuable (but not yet issued) in connection with stock option exercises that occurred prior to the close of business on March 18, 2005 (the "PENDING OPTION EXERCISE SHARES"), and 10 shares issuable (but not yet issued) to participants in the January 31, 2005 purchase under the Employee Stock Purchase Plan (the "PENDING ESPP SHARES"); (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding, and no such shares are held in the Company's treasury, and of which 150,000 shares have been designated as Company Series A Junior Participating Preferred Stock, of which no shares are issued and outstanding, and no such shares are held in the Company's treasury. As of the close of business on March 18, 2005, no shares of Company Common Stock or Company Series A Junior Participating Preferred Stock were reserved for issuance, except for (A) 74,277 shares of Company Series A Junior Participating Preferred Stock, such number of shares being sufficient to permit the exercise in full of all Rights either outstanding or issuable together with the Company Common Stock described in the remainder of this sentence; (B) 7,832,388 shares of Company Common Stock reserved for issuance pursuant to the exercise of outstanding Company Options under the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, the 1999 Non-Qualified Equity Incentive Plan, the 1998 Direct Hit Stock Plan, the ISH 2001 Equity Incentive Plan, and the ISH 2003 Equity Incentive Plan (collectively, together with the 1999 Employee Stock Purchase Plan, the "COMPANY STOCK PLANS"); (C) a total of 445,635 shares available for issuance under the Employee Stock Purchase Plan; (D) 135,000 shares of Company Common Stock potentially issuable under the Conditional Stock Award Agreements listed in Section 4.12(a) of the Company Disclosure Schedule;
(E) 50,000 shares of Company Common Stock potentially issuable under a Restricted Stock Award Agreement listed in Section 4.12(d) of the Company Disclosure Schedule (the "50,000 SHARE RESTRICTED AWARD AGREEMENT"); and (F) 6,804,733 shares of Company Common Stock reserved for issuance upon conversion of the outstanding Convertible Notes. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this

Agreement, except for the Rights, the Company Options, Conditional Stock Award Agreements, the 50,000 Share Restricted Award Agreement, the Employee Stock Purchase Plan (and, other purchase rights arising under the Company Stock Plans), the Convertible Notes (including the Indenture related thereto and the forms of Convertible Note), and the obligations to issue the Pending ISH Merger Shares, the Pending Option Exercise Shares and the Pending ESPP Shares, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, preemptive rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock. Since the close of business on March 18, 2005 through the date hereof, the Company has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than (x) awards of stock options in the ordinary course under the Company Stock Plans and (y) pursuant to the exercise of stock options granted under the Company Stock Plans prior to such date. Section 4.2(a) of the Company Disclosure Schedule sets forth a list of the Company Option holders as of the close of business on March 18, 2005, including the date as of which each Company Option was granted, the number of shares subject to each such Company Option at March 18, 2005 (i.e., the original amount less exercises and any cancellations), the expiration date of each such Company Option and the price at which each such Company Option may be exercised under an applicable Company Stock Plan.

        (b) Section 4.2(b) of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company and the Japanese JV, the name and state of incorporation of such entity, and the number of its outstanding shares of capital stock or other equity interests and type(s) of such outstanding shares of capital stock or other equity interests (or a statement that the Company owns all of the outstanding shares of capital stock or other equity interests of such Subsidiary). The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company's Subsidiaries and 47.17% of the issued and outstanding equity ownership interests of the Japanese JV, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("LIENS"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the Company's Subsidiaries and, to the Company's Knowledge the Japanese JV, has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or the Japanese JV, as the case may be, or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary or the Japanese JV, as the case may be. Except for interests in its Subsidiaries and the Japanese JV, neither the Company nor any of its Subsidiaries own directly or indirectly any equity interest in any firm, corporation, partnership or other entity, whether incorporated or unincorporated, that is material to the business of the Company or otherwise to the Company or to any of its Subsidiaries or has any obligation or has made any commitment to acquire any such interest or to make any investment. No Company Subsidiary nor, to the Company's Knowledge the Japanese JV, owns any capital stock of the Company.

            Section 4.3 AUTHORITY; NO VIOLATION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and (subject to obtaining the Company Stockholder Approval) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized (including such authorization and corporate actions as may be required so that no state interested director or anti-takeover statutes or similar statute or regulation, including, without limitation, Sections 144 and 203 of the DGCL, respectively, is or becomes operative with Parent, its affiliates or transferees, this Agreement or the transactions contemplated hereby). Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the approval of this Agreement by the affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of the Company Common Stock (the "COMPANY STOCKHOLDER APPROVAL"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. The Company's Board of Directors, by unanimous vote (i) has duly and validly adopted this Agreement and the transactions contemplated hereby and declared this Agreement advisable, (ii) has directed that this Agreement and the Merger be submitted to the stockholders of the Company for approval at the Stockholder Meeting; and (iii) subject to
Section 7.4, recommends that stockholders of the Company approve this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

        (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, including the Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate any provision of the Company Charter or the Bylaws of the Company, or violate or conflict with any agreement or instrument pursuant to which any shares of capital stock of the Company, or securities exercisable for or convertible into shares of capital stock of the Company, have been issued, or (ii) subject to the making of the filings and obtaining the approvals referred to in Section 4.5 and the effectiveness of such filings and/or receipt of the consents and approvals in connection therewith,
(A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, or require any increased payment under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, losses of benefits, defaults, terminations, cancellations, accelerations, Liens or payments which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            Section 4.4 AMENDMENT TO RIGHTS AGREEMENT. (a) The Board of Directors of the Company has taken all necessary action to amend the Rights Agreement so that, for so long as this Agreement is in full force and effect:
(i) the execution or delivery of this Agreement and the consummation of the transactions contemplated hereby will not cause (A) the Rights to become exercisable under the Rights Agreement, (B) Parent or Merger Sub or any of their affiliates to be deemed an Acquiring Person (as that term is used in the Rights Agreement), or (C) the Distribution Date or the Share Acquisition Date (as these terms are used in the Rights Agreement) to occur; and (ii) immediately prior to the Effective Time, the Rights shall expire and no longer be outstanding.

        (b) The Distribution Date (as that term is used in the Rights Agreement) has not occurred.

            Section 4.5 CONSENTS AND APPROVALS. Except for (a) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (b) filings with the Securities and Exchange Commission (the "SEC") as may be required by the Company in connection with this Agreement and the transactions contemplated by this Agreement, (c) the filing of the Certificate of Merger and the Amended and Restated Certificate of Incorporation of the Surviving Corporation with the Secretary of State of the State of Delaware pursuant to the DGCL, (d) the filings with any court, administrative agency or commission or other governmental, regulatory or self-regulatory authority or instrumentality (each a "GOVERNMENTAL ENTITY") as required under applicable law in each case as set forth in Section 4.5 of the Company Disclosure Schedule, (e) the Company Stockholder Approval, (f) such filings as may be required under the rules and regulations of NASDAQ and (g) such other consents, approvals or filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no consents or approvals of or filings or registrations with any Governmental Entity or third party are necessary in connection with (A) the execution and delivery by the Company of this Agreement and (B) the consummation by the Company of the transactions contemplated hereby. As of the date hereof, to the Company's Knowledge, there is no reason why the receipt of any such consents or approvals will not be obtained in a customary time frame once complete and appropriate filings have been made by the Company and Parent. For purposes of this Agreement, the "KNOWLEDGE" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case based upon reasonable inquiry consistent with such person's title and responsibilities.

            Section 4.6 SEC REPORTS; FINANCIAL STATEMENTS. (a) The Company has made available to Parent an accurate and complete copy of each (i) report, schedule, final registration statement, prospectus and definitive proxy statement filed by the Company with the SEC on or after January 1, 2002 and prior to the date hereof pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act (all such filings, the "COMPANY REPORTS"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date; and (ii) communication mailed by the Company to its stockholders since

January 1, 2004 and prior to the date hereof. As of their respective dates, the Company Reports and communications (A) complied in all material respects with requirements of the Securities Act or the Exchange Act, as the case may be, and the published rules and regulations of the SEC thereunder applicable thereto, and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date.

        (b) The Company has previously made available to Parent copies of the consolidated balance sheets (the "COMPANY 10-K BALANCE SHEETS") of the Company and its Subsidiaries as of December 31, 2003 and December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal years ended December 31, 2003 and December 31, 2004, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act (such financial statements included in such Annual Report on Form 10-K, together with the Company 10-K Balance Sheets, the "COMPANY FINANCIAL STATEMENTS"), in each case, accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to the Company. The Company Financial Statements (including the related notes) (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity (deficit) of the Company and its Subsidiaries for the years indicated, (ii) have been prepared consistent with the books and records of the Company and its Subsidiaries and consistent with the Company's accounting policies and procedures, each in a manner consistent with prior financial statements of the Company (except for adoption of accounting pronouncements and other changes in accounting policy, each as disclosed in the Company Reports), (iii) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in all material respects in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

            Section 4.7 BROKER'S FEES. Other than Allen & Company LLC and Citigroup Global Markets Inc., none of the Company or any Company Subsidiary or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees payable on behalf of the Company in connection with the Merger or the other transactions contemplated by this Agreement. A true and complete copy of each engagement letter pursuant to which any such fee or commission is payable has been previously delivered to Parent.

            Section 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Since December 31, 2004, no event or events have occurred which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        (b) Except as publicly disclosed in the Company Reports filed prior to the date hereof, since December 31, 2004, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

        (c) Except as publicly disclosed in the Company Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has, since December 31, 2004, (i) except for such actions as are in the ordinary course of business or except as required by applicable law, (A) materially increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2004, or (B) granted any material severance or termination pay, entered into any contract to make or grant any material severance or termination pay, or paid any material bonuses (other than customary bonuses for the fiscal year 2004) or (ii) suffered any material strike, work stoppage, slowdown, or other labor disturbance.

        (d) From the period beginning on December 31, 2004 through the date hereof, the Company has not granted any stock options with respect to Company Common Stock to any director, officer, employee, or independent contractor of the Company or any of its Subsidiaries at an exercise price per share below the fair market value per share of the Company Common Stock on the date of such grant.

        (e) Since December 31, 2004 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action described in Section
6.2 (j), (m), (n) or (u) that if taken after the date hereof and prior to the Effective Time would violate such provision.

          Section 4.9 LEGAL PROCEEDINGS. Except as publicly disclosed in the Company Reports filed prior to the date hereof,

        (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations in which the Company is a plaintiff, defendant or otherwise might be deemed liable (including by virtue of indemnification or otherwise), (i) against (x) the Company or any of its Subsidiaries, (y) any present or former officer, director or employee of the Company or any of its Subsidiaries, in such person's capacity as a present or former officer, director or employee or (z) otherwise such that the Company or any of its Subsidiaries would reasonably be expected to be liable (whether by virtue of indemnification or otherwise), in each case other than such proceedings, claims, actions or investigations which would not, individually or in the aggregate, (A) result in any material fines, judgments or amounts paid in settlement, (B) if adversely determined against the Company or any of its Subsidiaries, restrict in any material respect the conduct of the business of the Company and its Subsidiaries or (C) as of the date hereof, challenge the validity or propriety of the transactions contemplated by this Agreement.

        (b) Neither the Company nor any of its Subsidiaries (i) is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive applicable to the Company or any of its Subsidiaries by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of, any Governmental Entity that restricts in any respect the conduct of its business (each, a "COMPANY REGULATORY AGREEMENT"), or (ii) has, since December 31, 2002, been advised by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement.

            Section 4.10 TAXES AND TAX RETURNS. (a) Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns (as defined herein) required to be filed by it, each of the Company and its Subsidiaries has duly paid or made adequate provision in accordance with GAAP in the Company's 10-K Balance Sheet for the payment of all material Taxes (as defined herein) which have become due as of the date thereof, and have withheld from their employees all material Taxes required to have been withheld and have paid over all such material Taxes to the proper governmental authority, and all such filed Tax Returns are accurate and complete in all material respects. Federal, state and local Tax Returns have been filed by the Company and its Subsidiaries for all periods for which Tax Returns were due with respect to income tax withholding, Social Security and unemployment Taxes, except for such failures to file such Tax Returns that, in the aggregate would not have a Material Adverse Effect on the Company. There are no disputes pending or, to the knowledge of the Company, threatened, related to, or claims asserted for, material Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have specific and adequate contingency reserves to the extent required by GAAP. There are no material liens for Taxes upon any property or assets of the Company or its Subsidiaries, other than liens for Taxes that are not delinquent. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Taxes of the Company or any of its Subsidiaries for any period. No claim has ever been made by any taxing authority in any jurisdiction where the Company or any of its Subsidiaries currently does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to material Tax in such jurisdiction. Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a material distribution intended to qualify under
Section 355(a) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing, allocation or indemnification agreement or arrangement, other than any such customary agreements with customers, vendors, lessors or the like entered into in the ordinary course of business. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which the Company is the common parent or of which such Subsidiary was the common parent) or has any material liability for the Taxes of any person (other than the Company or its Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law). The Company will have continuously and directly conducted, by performing active and substantial management and operational functions, an active trade or business having both revenues and expenses (the "COMPANY ACTIVE BUSINESS"), for the entire five year period ending at the Effective Time and will have directly employed and compensated at least 50 individuals in the Company Active Business in each of the five years during the five year period ending at the Effective Time. The fair market value of the gross assets of the Company Active Business on the date hereof equals, and immediately prior to the Effective Time, will equal, at least five percent of the total fair market value of the gross assets of the Company. Neither the Company nor any of its Subsidiaries has engaged in, or is a party to, any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4 that has not been reported in accordance with Treasury Regulation Section 1.6011-4.

         (b) As of December 31, 2004, the Company and its Subsidiaries had net operating loss carryforwards for U.S. federal income tax purposes purposes ("NOLS"), other than those NOLs attributable to Interactive Search Holdings ("ISH"), Net Effect Systems, Inc. ("NES") and Direct Hit Technologies, Inc. ("DHT"), totaling approximately $270 million (such NOLs excluding the ISH, NES and DHT NOLs, the "NOL CARRYFORWARDS"). The NOL Carryforwards are subject to the limitations under Section 382 of the Code described in Section 4.10(b) of the Company Disclosure Schedule.

         (c) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any material amount that will not be fully deductible as a result of Section 162(m) of the Code (or any similar provision of state, local or foreign law).

         (d)  INTENTIONALLY LEFT BLANK

         (e)  INTENTIONALLY LEFT BLANK

         (f) As used in this Agreement, the term "TAX" or "TAXES" means all federal, state, local and foreign income, excise, gross receipts, gross income, AD VALOREM, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes, or like assessments together with all penalties and additions to tax and interest thereon, and the term "TAX RETURN" means any return, declaration, report, claim for refund, information return or statement filed or required to be filed with a Governmental Entity relating to Taxes.

            Section 4.11 CERTAIN OTHER TAX MATTERS. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that would or could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. The parties agree that none of the transactions contemplated by this Agreement could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 4.12 EMPLOYEES. (a) Set forth on Section 4.12(a) of the Company Disclosure Schedule is a true and complete list of each Company Benefit Plan. For purposes of this Agreement, "COMPANY BENEFIT PLAN" means any employee benefit plan, program, policy, practices, agreement or other arrangement providing benefits to any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (as defined herein), any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy, practices, agreement or other arrangement.

        (b) The Company has heretofore made available to Parent true and complete copies of each of the Company Benefit Plans and (i) the actuarial report for such Company Benefit Plan (if applicable) for each of the last two years, (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan, (iii) the summary plan description for such Company Benefit Plan (if any), and (iv) the Form 5500 for such Company Benefit Plan (if applicable) for each of the last two years. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan.

        (c)(i) Each of the Company Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each Company Benefit Plan has been administered in all material respects in accordance with its terms, (iii) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, and there are no existing circumstances nor any events that have occurred that would be reasonably expected to affect adversely the qualified status of any such Company Benefit Plan, (iv) no Company Benefit Plan is subject to Title IV of the Employee Income Security Act of 1974, as amended ("ERISA") or Section 302 of ERISA or Section 412 or 4971 of the Code, (v) no Company Benefit Plan provides welfare benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable law, or under any employment or severance agreement disclosed to Parent (vi) no material liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any trade or business, whether or not incorporated (a "COMPANY ERISA AFFILIATE"), which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or any Company ERISA Affiliate of incurring a material liability thereunder,
(vii) no Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control (a "MULTIPLE EMPLOYER PLAN"), within the meaning of Section 4063 of ERISA and none of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan, (viii) all contributions or other amounts payable by the Company or its Subsidiaries with respect to each Company Benefit Plan and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company's financial statements, (ix) none of the Company, its Subsidiaries or, to the Company's Knowledge, any other person, including any fiduciary, has engaged in a transaction in connection with which the Company, its Subsidiaries or any Company Benefit

Plan will be subject to either a material civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code, (x) there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto or any fiduciaries thereof that could reasonably be expected to result in a material liability for the Company or its Subsidiaries or any Company Benefit Plan; (xi) each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Benefit Plans) is properly so characterized, except to the extent that, in the aggregate, any such misclassifications would not reasonably be expected to result in a material liability for the Company or its Subsidiaries or any Company Benefit Plan and (xii) there does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability (as defined below) that would be a liability of the Company or any of its subsidiaries following the Effective Time. "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

        (d)  Section 4.12(d)(i) of the Company Disclosure Schedule sets forth
(i) an accurate and complete description of each provision of any Company Benefit Plan and any employment-related agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries, or could limit the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust and (ii) the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, using stock price assumptions set forth in Section 4.12(d)(i) of the Company Disclosure Schedule.

        (e) Except to the extent required by any Company Benefit Plan, as of the date hereof, none of the Company, the Company's Board of Directors or the Compensation Committee of the Company's Board of Directors has taken any action to accelerate the vesting of any stock options or other equity-based compensation awards in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            Section 4.13 SECURITIES LAW MATTERS.

        (a) With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company Reports, the financial statements and other financial information included in such reports fairly present in all material respects the financial condition as of the dates thereof and the results of operations for the periods then ended of the Company and its consolidated Subsidiaries.

        (b) There are no significant deficiencies or material weaknesses in either the design or operation of internal controls of the Company or any of its Subsidiaries that are reasonably likely to adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial information. With respect to periods after January 1, 2002, the Company has no knowledge of any fraud or suspected fraud involving (x) management of the Company (including its consolidated Subsidiaries) who have a significant role in the internal controls related to financial reporting, (y) any employees of the Company (including its consolidated Subsidiaries) where such fraud could have a material effect on the consolidated financial statements of the Company or (z) any officer or employee of the Company whose role, actions or activities would be required to be considered in certifying internal controls of the Company pursuant to Section 404 of the Sarbanes Oxley Act of 2002.

        (c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

            Section 4.14 COMPLIANCE WITH APPLICABLE LAW, PERMITS AND LICENSES.
(a) Neither the Company nor any of its Subsidiaries is in conflict with, is in default or violation of, or has since December 31, 2001 been investigated for, or charged by any Governmental Entity with, a violation of any material law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected. In furtherance and not in limitation of the foregoing, neither the Company nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any government official or other governmental party, in the United States or any other country, which is in any manner related to the business or operations of such entities and which is or was illegal under any applicable law (including, without limitation, the U.S. Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder).

        (b) The Company, its Subsidiaries and their respective employees hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are required for the operation of the businesses of the Company and its Subsidiaries (the "COMPANY PERMITS").
Section 4.14(b) of the Company Disclosure Schedule contains a list of the Company Permits. Each of the Company and its Subsidiaries is, and for the past five years has been, in compliance in all material respects with the terms of the Company Permits, all of the Company Permits are in full force and effect and no suspension, modification or revocation of any of them is pending or, to the knowledge of the

Company, threatened, nor, to the knowledge of the Company, do reasonable grounds exist for any such action.

            Section 4.15 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS, EMPLOYEE RESTRICTIONS; ASSETS. (a) To the Knowledge of the Company, all U.S. and foreign
(i) copyrights, (ii) trademarks, service marks, trade dress and logos, (iii) trade names, (iv) Internet domain names, (v) patents and patent applications, and (vi) trade secrets rights, including any of the foregoing rights in any inventions, know how, practices, methods, processes, designs, or other information used by the Company and its Subsidiaries to compete with third parties, computer hardware and software, including programming processes, source code, object code, algorithms, structure, display screens, user interfaces, layouts, development tools, instructions, and templates, technology, processes and formulae, and including all registrations and applications for the foregoing intellectual property rights (collectively, "INTELLECTUAL PROPERTY") used by the Company or its Subsidiaries in their respective businesses (collectively, "COMPANY INTELLECTUAL PROPERTY") are owned by the Company or such Subsidiaries by operation of law, or have been assigned to the Company or such Subsidiaries ("COMPANY OWNED INTELLECTUAL PROPERTY"), or the Company and such Subsidiaries otherwise have the right to use such Company Intellectual Property in their businesses as currently conducted, such as by license ("COMPANY LICENSED INTELLECTUAL PROPERTY"). To the Knowledge of the Company, the Company Intellectual Property is sufficient to carry on the business of the Company and its Subsidiaries as presently conducted. Except as set forth in Section 4.15 of the Company Disclosure Schedule, to the Knowledge of the Company, the Company or its Subsidiaries have exclusive ownership of all Company Owned Intellectual Property used by the Company and its Subsidiaries, or are entitled to use all Company Licensed Intellectual Property in the Company's and its Subsidiaries' businesses as presently conducted, subject, in the case of Company Licensed Intellectual Property, to the terms of the license agreements or other agreements covering such Company Licensed Intellectual Property. The Company and its Subsidiaries and, to the Knowledge of the Company, having made reasonable inquiry of appropriate Company personnel, the other parties thereto are not in material breach of any of the license agreements or other agreements covering the Company Licensed Intellectual Property, except for any breaches that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the Knowledge of the Company, the present business activities or products of the Company and its Subsidiaries do not infringe in any material respect any Intellectual Property of others ("THIRD PARTY INTELLECTUAL Property"). To the Knowledge of the Company, the Company and its Subsidiaries have not, within the past two (2) years, received any notice or other claim from any third party asserting that any of the Company's or its Subsidiaries' activities infringe or may infringe any Third Party Intellectual Property of such third party, nor do any active material infringement claims made prior to such period remain unresolved, or the Company or its Subsidiaries have not received any further communications from such third parties regarding any infringement claim prior to such two year period.

        (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) to the Knowledge of the Company, the Company and its Subsidiaries have the right to use all Intellectual Property and other information material to their businesses as presently conducted, (ii) the Company and its Subsidiaries have taken reasonable measures in accordance with customary industry practices to protect and preserve the security and confidentiality of their trade secrets and other confidential information, (iii) to the

Knowledge of the Company, all trade secrets and other confidential information of the Company and its Subsidiaries that are material to their businesses are not part of the public domain or knowledge, nor, to the knowledge of the Company, have they been misappropriated by any person having an obligation to not use such trade secrets or to maintain such trade secrets or other confidential information in confidence for the Company or its Subsidiaries or disclosed by such a person in violation of such obligations, and (iv) to the Knowledge of the Company, no employee or consultant of the Company or any of its Subsidiaries has made unauthorized use of any trade secrets or other confidential information of any other person or entity in the course of the employee's or consultant's work for the Company or such Subsidiary. Schedule 4.15(b) sets forth all material patents, patent applications, domain name registrations, registered copyrights, applications for registration of copyright, registered trademarks, and applications for registration of trademarks that are part of the Company Owned Intellectual Property; provided that Company Intellectual Property shall not be deemed to be Company Owned Intellectual Property unless it is owned outright by the Company. By way of example and not limitation, ownership or possession by the Company or its Subsidiary of a security interest or exclusive license with respect to Company Intellectual Property shall not cause such Company Intellectual Property to be deemed to be Company Owned Intellectual Property for purposes of this Section 4.15(b).

            (c) To the Knowledge of the Company, no university or government agency (whether federal, state or foreign) has any claim of ownership in the Company Owned Intellectual Property, except as identified in Section 4.15(c)(1) of the Company Disclosure Schedule. The Company has no Knowledge of any active material infringement, dilution or misappropriation by others of the Company Owned Intellectual Property, or any material violation of the confidentiality of any of its trade secrets or other confidential information, except as identified in Section 4.15(c)(2) of the Company Disclosure Schedule. To the Company's Knowledge, the Company is not making unlawful use of any third party confidential information or trade secrets of any past or present employees of the Company or any of its Subsidiaries.

            (d) The Company or its Subsidiaries have good and valid title to or the current right to possess all material real property and material personal property owned or leased by them, and, to the Knowledge of the Company, the assets, properties and rights owned or leased by or licensed to the Company and its Subsidiaries constitute all such assets, properties and rights as are necessary in the conduct of the business of the Company and its Subsidiaries as currently conducted and as identified in Section 4.15(b) of the Company Disclosure Schedule.

            (e) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries distributes Spyware or Adware in connection with the businesses they conduct. "SPYWARE" means any software that covertly gathers information regarding user online activity through the user's Internet connection (I.E., without notice that such information may be gathered), whether or not such software is bundled as a hidden component of the Company's toolbar or like applications, other than information (i) reasonably gathered in connection with services or information provided by Company or its Subsidiaries to such users, or (ii) that is not associated with personally identifiable information. "ADWARE" means any software that causes advertising to pop-up as a new window (over or under) on the user's computer based on the user's online activity (other than advertisements that Company serves to visitors to the Company's web site domains while those customers are visiting or exiting such domains) or which is used to distribute Spyware. Each of the Company's applications can be readily uninstalled by users using commercially available uninstall utilities, and no such application, if uninstalled, can reinstall itself without the consent of such users; provided that Company makes no representation or warranty that such uninstall process will always operate without error.

            Section 4.16 CERTAIN CONTRACTS; LEASES. Section 4.16 of the Company Disclosure Schedule sets forth each contract, arrangement, commitment or understanding (whether written or oral) to which it or its Subsidiaries is a party:

          (a) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement;

          (b) that materially restricts the conduct of any line of business by the Company or upon consummation of the transactions contemplated by this Agreement will restrict the conduct of any line of business by Parent, or Parent's Subsidiaries or the ability of Parent or any of Parent's Subsidiaries to engage in any line of business;

          (c) that upon consummation of the transactions contemplated by this Agreement will subject any of the Company or any of its Subsidiaries to any exclusivity arrangements with or to a labor union or guild (including any collective bargaining agreement);

          (d) (other than any plan or agreement covered by Section 4.12 hereof) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) that is with Google, Inc. or any of its Subsidiaries ("GOOGLE");

          (f) that is a material license or contract relating to Company Intellectual Property; or

          (g) the absence, breach, non-performance, amendment or termination of which would have a Material Adverse Effect on the Company.

            Each contract, arrangement, commitment or understanding of the type described in this Section 4.16 is referred to herein as a "COMPANY CONTRACT," and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto which would have, individually or in the aggregate, a Material Adverse Effect on the Company, or with respect to a Company Contract described in
Section 4.16(b), a Material Adverse Effect on Parent following the Merger. The Company has heretofore made available to Parent, or publicly filed with the SEC, a true and complete copy of each Company Contract. Except for those Company Contracts marked with an asterisk (*) as set forth in Section 4.16 of the Company Disclosure Schedule, no Company Contract requires the consent of any other contracting party to prevent a breach of, or a default under, or a termination, change in the terms or conditions or modification of, such Company Contract as a result of the consummation of the transactions contemplated hereby.

          (h)(i) Each Company Contract is valid and binding on the Company or any of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all material obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.

          (i) Section 4.16(i) of the Company Disclosure Schedule sets forth a complete and accurate list and description of all real property leased, subleased or otherwise occupied by the Company or its Subsidiaries (the "LEASED REAL PROPERTY"). The Company and its Subsidiaries do not own any real property. All of the leases or subleases of the Leased Real Property (the "LEASES") are valid, binding and in full force and effect. No Lease is subject to any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Lease or any right to the use or occupancy of any Leased Real Property. The Company, a Subsidiary or valid sublessee, as lessee under each Lease, is now in possession of all of the applicable Leased Real Property. To the Knowledge of the Company, there is no pending or threatened proceeding that might interfere in any material respect with the quiet enjoyment of each lessee. To the Company's Knowledge, the Company or a Subsidiary has performed all material obligations required to be performed by it to date under each Lease, and no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or such Subsidiary under any such Lease. The Company or a Subsidiary has exercised within the time prescribed in each Lease any option provided therein to extend or renew the term thereof. As used herein, the term "Lease" shall also include subleases, the term "lessor" shall also include any sublessor, and the term "lessee" shall also include any sublessee.

            Section 4.17 UNDISCLOSED LIABILITIES. Except for those liabilities that are disclosed in the footnotes to or reserved against on the Company Financial Statements (and only to the extent of such disclosure or reserve) and for liabilities incurred in the ordinary course of business consistent with past practice which have not had or would not have, individually or in the aggregate, a Material Adverse Effect on the Company, since December 31, 2004, neither the Company nor any of its Subsidiaries have incurred any liability of any nature whatsoever (whether absolute, accrued, determined, determinable, contingent or otherwise and whether due or to become due).

            Section 4.18 INSURANCE. The Company and its Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies and their subsidiaries in the same or similar lines of business as the Company and its Subsidiaries and comparable in size and operations to the Company and its Subsidiaries. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries (the "INSURANCE POLICIES"). Each of such Insurance Policies is in full force and effect as of the date of this Agreement. From December 31, 2002 through the date hereof, none of the Company or any of its Subsidiaries has received any notice or other communication regarding any actual or possible (a) cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage, (b) invalidation of any Insurance Policy, (c) refusal of any coverage or rejection of any material claim under any Insurance Policy, or
(d) material adjustment in the amount of the premiums payable with respect to any Insurance Policy.

            Section 4.19 ENVIRONMENTAL LIABILITY. Except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on the Company of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance relating to human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to the Company's Knowledge, threatened against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, and the Company is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation.

            Section 4.20 STATE TAKEOVER LAWS. No "fair price," "moratorium," "control share acquisition" or other anti-takeover statute (including Section 203 of the DGCL) is applicable to the Merger or to any of the transactions contemplated by this Agreement.

            Section 4.21 REGISTRATION STATEMENT. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in the Registration Statement (as defined herein) will, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent, Merger Sub and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Registration Statement.

            Section 4.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company Reports or compensation or other employment arrangements in the ordinary course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand ("COMPANY AFFILIATE TRANSACTIONS").

            Section 4.23 OPINIONS OF FINANCIAL ADVISORS. The Company's Board of Directors has received the opinions, dated as of the date hereof, of Allen & Company and Citigroup Global Markets to the effect that the Exchange Ratio in the Merger is fair to holders of

Company Common Stock from a financial point of view as of such date. Such opinion has not been withdrawn or modified in any material respect.

            Section 4.24 RELATIONSHIP WITH GOOGLE. Since December 31, 2004 there has not been any adverse change in the business relationship of the Company or any of its Subsidiaries with Google. Neither the Company nor any of its Subsidiaries have received, prior to the date hereof, notice of (i) Google's intention to breach, terminate, or alter any contract between Google and the Company or any of its Subsidiaries, or (ii) early termination of, or a request for a concession by, the Company or any of its Subsidiaries of any such contract, or (iii) Google's belief that the Company or any of its Subsidiaries are not in compliance with any such contract.

            Section 4.25 TRAFFIC METRICS. Section 4.25 of the Company Disclosure Schedule sets forth certain web site "traffic metrics," and the data contained therein fairly presents the specified internet traffic of the Company and its Subsidiaries for the periods indicated therein.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Except as disclosed in the corresponding number and subsection of the Parent disclosure schedule delivered to the Company concurrently herewith (the "PARENT DISCLOSURE SCHEDULE"), or in such other number and subsection of the Parent Disclosure Schedule where the applicability of such exception is reasonably apparent, as an inducement to the Company entering into this Agreement and completing the transactions contemplated hereby, Parent and Merger Sub hereby represent and warrant to the Company as follows:

            Section 5.1 CORPORATE ORGANIZATION. Each of Parent, the Merger Sub and the Subsidiaries of Parent is duly organized and validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, except, with respect to the Subsidiaries of Parent, as would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent, Merger Sub and the Subsidiaries of Parent has the power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent, Merger Sub and the Subsidiaries of Parent is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has previously made available true and complete copies of (i) the Certificate of Incorporation of Parent and the Bylaws of Parent, each as in effect as of the date of this Agreement, and (ii) the minutes of the meetings of the Board of Directors and any Committee thereof in respect of meetings of the Board of Directors and such Committees held since January 31, 2003 through the date hereof for which minutes have been prepared and approved.

            Section 5.2 CAPITALIZATION. As of the date hereof, the authorized capital stock of Parent consists of 1,600,000,000 shares of Parent Common Stock, 400,000,000 shares of Class B common stock, par value $.01 per share ("PARENT CLASS B COMMON STOCK") and 100,000,000 shares of preferred stock, par value $.01 per share ("PARENT PREFERRED STOCK" ), of which 13,125,000 shares have been designated as "Series A Cumulative Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). At the close of business on February 28, 2005, (a) 699,118,128 shares of Parent Common Stock were issued, 634,907,937 shares of Parent Common Stock were outstanding, 64,629,996 shares of Parent Class B Common Stock were issued and outstanding and 13,118,182 shares of Series A Preferred Stock were issued and outstanding, in each case, except as disclosed in the Parent's proxy statement dated May 10, 2004 (the "PARENT PROXY STATEMENT"), not subject to any preemptive rights, and (b) 64,210,191 shares of Parent Common Stock, no shares of Parent Class B Common Stock and no shares of Parent Preferred Stock were held in treasury by Parent or by Subsidiaries of Parent. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the close of business on February 28, 2005, other than (a) options to purchase 75,609,969 shares of Parent Common Stock issued pursuant to employee benefit plans and agreements of Parent, (b)71,152,538 shares of Parent Common Stock issuable upon exercise of outstanding warrants, (c) up to a maximum of 25,720,819 and 64,629,996 shares of Parent Common Stock issuable upon conversion of Series A Preferred Stock and Parent Class B Common Stock, respectively, (d) 263,318 restricted shares of Parent Common Stock, (e) 12,220,846 shares of Parent Common Stock issuable in respect of restricted stock units and (f) 36,276 deferred share units of Parent Common Stock issued pursuant to Parent's Non-Employee Directors Deferred Compensation Plan, each unit representing one share of Parent Common Stock, (x) there are no options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings issued by or binding upon Parent or any Subsidiary of Parent requiring or providing for, and (y) there are no outstanding debt or equity securities of Parent or any Subsidiary of Parent which upon the conversion, exchange or exercise thereof would require or provide for the issuance by Parent or any Subsidiary of Parent of any new or additional shares of Parent Common Stock (or any other securities of Parent or any Subsidiary of Parent) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Stock (or any other securities of Parent or any Subsidiary of Parent). Since December 31, 2004 through the date hereof, neither Parent has nor any Subsidiary of Parent thereof has issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than as disclosed in Section 5.2 of the Parent Disclosure Schedule or pursuant to the exercise of employee stock options granted prior to such date and the vesting of restricted stock units. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which, as of the date hereof, 100 shares are issued and outstanding and held solely by Parent. There are no options, warrants, rights, agreements or understandings that could give rise to the acquisition of equity in Merger Sub by any person other than Parent. The shares of Parent Common Stock to be issued in the Merger will, upon issuance, be validly issued, fully paid, nonassessable, not subject to any preemptive rights and free and clear of all security interests, liens, claims, pledges or other encumbrances of any nature whatsoever (in each case to which Parent is a party).

            Section 5.3 AUTHORITY; NO VIOLATION. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been unanimously, duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly approved and declared advisable by the Board of Directors of each of Parent and Merger Sub. No vote of Parent's stockholders is required in connection with the Merger. No other corporate proceedings on the part of Parent and Merger Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby, other than the approval by Parent as the sole stockholder of Merger Sub of this Agreement (which shall be obtained prior to the Effective Time). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

           (b) Neither the execution and delivery of this Agreement by each of Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent, or the Certificate of Incorporation or Bylaws of Merger Sub, or violate or conflict with any agreement or instrument pursuant to which any shares of capital stock of Parent or Merger Sub, or securities exercisable for or convertible into shares of capital stock of Parent or Merger Sub, have been issued, or (ii) subject to the making of the filings referred to in Section 5.5 and the effectiveness of such filings and/or receipt of the consents and approvals in connection therewith, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any Subsidiary of Parent under, or require any increased payment under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, losses of benefits, cancellations, accelerations, Liens or payments which, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

            Section 5.4 SEC REPORTS; FINANCIAL STATEMENTS. (a) Parent has made available to the Company an accurate and complete copy of each (i) report, schedule, final registration statement, prospectus, and definitive proxy statement filed by Parent with the SEC on or after January 1, 2002 and prior to the date hereof (the "PARENT REPORTS"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date; and (ii) communication mailed by Parent to its stockholder since January 1, 2004 and prior to the date hereof. As of their respective dates, the Parent Reports and communications (A) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the published rules and regulations of the SEC thereunder applicable thereto, and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date.

        (b) Parent has previously made available to the Company copies of the consolidated balance sheets (the "PARENT 10-K BALANCE SHEETS") of Parent and its Subsidiaries as of December 31, 2003 and December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal years ended December 31, 2003 and December 31, 2004, as reported in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC under the Exchange Act (as defined herein) (such financial statements included in such Annual Report on Form 10-K, together with the Parent 10-K Balance Sheets, the "PARENT FINANCIAL STATEMENTS"), in each case, accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to Parent. The Parent Financial Statements (including the related notes) (i) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries at the respective dates thereof and the consolidated results of operations, cash flows and, changes in stockholders' equity (deficit), of Parent and its Subsidiaries for the years indicated, (ii) have been prepared consistent with the books and records of Parent and its Subsidiaries and consistent with Parent's accounting policies and procedures, each in a manner consistent with prior financial statements of Parent (except for adoption of accounting pronouncements and other changes in accounting policy, each as disclosed in the Parent Reports), (iii) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iv) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

            Section 5.5 CONSENTS AND APPROVALS. Except for (a) the filing of the pre-merger notification report under the HSR Act, (b) the filing with the SEC of
(i) the Proxy Statement/Prospectus, (ii) a Registration Statement of Parent on Form S-4 with respect to shares of Parent Common Stock which may be issued to stockholders of the Company in the Merger or pursuant to converted Company Options (together with any amendments or supplements thereto, the "REGISTRATION STATEMENT") and (iii) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement, (d) the filing of applications for the authorization of quotation on NASDAQ or such other national exchange on which the Parent Common Stock is quoted or listed at the Effective Time of the Parent Common Stock issuable under this Agreement, (e) the Company

Stockholder Approval, (f) the filings with any Governmental Entity as required under applicable law in each case as expressly set forth in Section 5.5 of the Parent Disclosure Schedule, (g) the filing of the Certificate of Merger and the Amended and Restated Certificate of Incorporation of the Surviving Corporation with the Secretary of State of the State of Delaware pursuant to the DGCL, and
(h) consents and approvals previously obtained, (i) such filings, consents and approvals in respect of the Company Permits (without giving effect to the materiality qualifier contained in the definition thereof) as are required by applicable law and (j) such other consents, approvals or filings the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no consents or approvals of or filings or registrations with any Governmental Entity or third party are necessary in connection with (A) the execution and delivery by Parent or Merger Sub of this Agreement and (B) the consummation by Parent or Merger Sub of the transactions contemplated hereby. As of the date hereof, to Parent's Knowledge, there is no reason why the receipt of any such consents or approvals will not be obtained in a customary time frame once complete and appropriate filings have been made by the Company and Parent.

            Section 5.6 SECURITIES LAW MATTERS.

            (a) With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Parent Reports, the financial statements and other financial information included in such reports fairly present in all material respects the financial condition as of the dates thereof and the results of operations for the periods then ended of Parent and its consolidated Subsidiaries.

            (b) There are no significant deficiencies or material weaknesses in either the design or operation of internal controls of Parent that are reasonably likely to adversely affect the ability of Parent to record, process, summarize and report financial information. With respect to periods after January 1, 2002, Parent has no knowledge of any fraud or suspected fraud involving (x) management of Parent (including its consolidated Subsidiaries) who have a significant role in the internal controls related to financial reporting,
(y) any employees of Parent (including its consolidated Subsidiaries) where such fraud could have a material effect on the consolidated financial statements of Parent or (z) any officer or employee of Parent whose role, actions or activities would be required to be considered in certifying internal controls of Parent pursuant to Section 404 of the Sarbanes Oxley Act of 2002.

            (c) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act.

            Section 5.7 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in
Section 5.7 of the Parent Disclosure Schedule, neither Parent nor any of the Subsidiaries of Parent is in conflict with, is in default or violation of, or has since December 31, 2001 been investigated for, or charged by any Governmental Entity with, a violation of any material law, rule, regulation, order, judgment or decree applicable to Parent or any of the Subsidiaries of Parent or by which they or any of their respective properties is bound or affected which would reasonably be likely to have a Material Adverse Effect on Parent. In furtherance and not in limitation of the foregoing, neither Parent nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any government official or other governmental party, in the United States or any other country, which is in any manner related to the business or operations of such entities and which is or was illegal under any applicable law (including, without limitation, the U.S. Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder).

            Section 5.8 INTELLECTUAL PROPERTY. To the Knowledge of Parent, (a) except as would not, individually or in the aggregate have a Material Adverse Effect on Parent, Parent or its Subsidiaries own or otherwise have the right to use the Intellectual Property rights that are material to the operation of their current business activities, (b) Parent and its Subsidiaries are not in material breach of any of the license agreements or other agreements covering the Intellectual Property licensed by Parent or its Subsidiaries, except for any breaches that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (c) the present business activities or products of Parent and its Subsidiaries do not infringe in any material respect any Intellectual Property of others, except for any infringing activity that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

            Section 5.9 UNDISCLOSED LIABILITIES. Except for those liabilities that are disclosed in the footnotes to or reserved against on the Parent Financial Statements (and only to the extent of such disclosure or reserve) and for liabilities incurred in the ordinary course of business consistent with past practice which have not had or would not have, individually or in the aggregate, a Material Adverse Effect on Parent, since December 31, 2004, neither Parent nor any of its Subsidiaries have incurred any liability of any nature whatsoever (whether absolute, accrued, determined, determinable, contingent or otherwise and whether due or to become due).

            Section 5.10 CONDUCT OF BUSINESS. Merger Sub is a corporation formed solely for the purpose of consummating the Merger and the other transactions contemplated hereby and has not engaged in any business activity except as contemplated by this Agreement.

            Section 5.11 BROKER'S FEES. None of Parent, the Subsidiaries of Parent, Merger Sub or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees payable on behalf of Parent in connection with the Merger or the other transactions contemplated by this Agreement.

            Section 5.12 TAXES AND TAX RETURNS. Each of Parent and the Parent Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it, each of Parent and the Parent Subsidiaries has duly paid or made adequate provision in accordance with GAAP in the Parent 10-K Balance Sheet for the payment of all material Taxes (as defined herein) which have become due as of the date thereof, and have withheld from their employees all material Taxes required to have been withheld and have paid over all such material Taxes to the proper governmental authority, and all such filed Tax Returns are accurate and complete in all material respects. There are no disputes pending or, to the knowledge of Parent, threatened, related to, or claims asserted for, material Taxes or assessments upon the Parent or any of the Parent Subsidiaries for which Parent does not have specific and adequate contingency reserves to the extent required by GAAP. To the knowledge of Parent, there are no material liens for Taxes upon any property or assets of Parent or Parent Subsidiaries, other than liens for Taxes that are not delinquent. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material federal income Taxes of Parent or any of the Parent Subsidiaries for any period. To the knowledge of Parent, there are no current claims by any taxing authority in any jurisdiction where Parent or any of the Parent Subsidiaries currently does not file income Tax Returns that Parent or any of the Parent Subsidiaries is or may be subject to material income Tax in such jurisdiction. Neither Parent nor any of the Parent Subsidiaries is a party to any material Tax sharing, allocation or indemnification agreement or arrangement, other than such agreements with customers, vendors, lessors or the like entered into in the ordinary course of business. Neither Parent nor any of the Parent Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which Parent is the common parent or of which such Parent Subsidiary was the common parent) or has any material liability for the Taxes of any person (other than Parent or any of the Parent Subsidiaries) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law.

            Section 5.13 CERTAIN OTHER TAX MATTERS. Parent and its affiliates have not taken or agreed to take any action, have not failed to take any action and do not know of any fact, agreement, plan or other circumstance, in each case that would or could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code. The parties agree that none of the transactions contemplated by this Agreement could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

            Section 5.14 REGISTRATION STATEMENT. None of the information supplied or to be supplied by Parent in writing for inclusion or incorporation by reference in the Registration Statement will, at the time any Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company and/or its auditors, legal counsel, financial advisors or other consultants or advisors specifically for inclusion or incorporation by reference in the Registration Statement. The Registration Statement, including the prospectus contained therein (as supplemented or amended prior to the Effective
Time), will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

            Section 5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2004, no event or events have occurred which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

            Section 5.16 LEGAL PROCEEDINGS. Except as disclosed in the Parent Reports filed prior to the date hereof, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Parent's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries, in each case other than such proceedings, claims actions or investigations which would not, individually or in the aggregate, (a) result in any material fines, judgments or amounts paid in settlement, (b) if adversely determined against Parent or any of the Subsidiaries of Parent, restrict in any material respect the conduct of the business of Parent and the Subsidiaries of Parent or (c) as of the date hereof, challenge the validity or propriety of the transactions contemplated by this Agreement.

            Section 5.17 OWNERSHIP OF COMPANY COMMON STOCK. As of the date hereof, Parent owns no shares of Company Common Stock. No subsidiary of Parent, including Merger Sub, owns any shares of Company Common Stock. Parent has not taken any action in its capacity as a stockholder of the Company that would cause Section 203 of the Delaware Statute to be applicable to this Agreement or the Merger.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

            Section 6.1 CONDUCT OF BUSINESSES PRIOR TO THE MERGER CLOSING. Commencing upon execution of this Agreement and continuing through to the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except as expressly contemplated or permitted by this Agreement or as disclosed in Section 6.1 of the Company Disclosure Schedule, the Company shall, and shall cause its Subsidiaries to (a) conduct its business in the ordinary course consistent with past practices, (b) use reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees, and (c) take no action which would reasonably be likely to adversely affect or delay the ability of any of the parties from obtaining any necessary approvals of any regulatory agency or other governmental authority required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise delay or prohibit consummation of the Merger or other transactions contemplated by this Agreement.

            Section 6.2 FORBEARANCES. Commencing upon execution of this Agreement and continuing through to the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1, except as set forth in
Section 6.2 of the Company Disclosure Schedule or expressly contemplated by this Agreement, the Company shall not, and the Company shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance, in excess of $5,000,000 in the aggregate;

          (b) adjust, split, combine or reclassify any capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;

          (c) make, declare or pay any dividend other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent or to another direct or indirect wholly owned Subsidiary of the Company, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options issued and outstanding as of the date hereof under the Company Stock Plans;

          (d) subject to Section 6.2(l), grant to any individual, corporation or other entity any right to acquire shares of its capital stock;

          (e) issue any shares of capital stock of the Company, except pursuant to the exercise of stock options outstanding as of the date hereof under the Company Stock Plans, or any other securities convertible into shares of Company Common Stock issued and outstanding as of the date hereof and in accordance with its terms;

          (f)  INTENTIONALLY LEFT BLANK

          (g) amend or terminate the Rights Agreement, other than in connection with a transaction entered into pursuant to Section 9.1(e);

          (h) sell, transfer, mortgage, encumber or otherwise dispose of any of its lines of business or any of its material properties or assets to any individual, corporation or other entity, other than to a wholly owned Subsidiary, or cancel, release or assign any material indebtedness to any such person or any claims held by any such person, except pursuant to contracts or agreements in force at the date thereof or, in the case of cancellation or release of material indebtedness, as a result of debt collections;

          (i) pay, or agree to pay, cash consideration of more than $25,000,000 in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than to a wholly owned Subsidiary of the Company or any wholly owned Subsidiary thereof;

          (j) terminate, or amend or waive any material provision of, any Company Contract, as the case may be, or make any material change in any instrument or agreement governing the terms of any lease or contract;

          (k) establish, adopt, amend or terminate any Company Benefit Plan, or amend the terms of any outstanding equity based award;

          (l)(i) establish, or increase compensation or benefits provided under, or make any payment not required by, any stay, bonus, incentive, insurance, severance, termination, change of control, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards or similar instruments), stock purchase or other employee benefit plan, program, policy, or agreement or arrangement or (ii) otherwise increase or accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers or those of any Subsidiary, or otherwise pay any amounts not due such individual, (iii) enter into any new or amend any existing employment or consulting agreement with any director, officer, employees, consultants or service provider or retain the services of any such person if the compensation (base and bonus) shall exceed $250,000 or
     (iv) establish, adopt or enter into any collective bargaining agreement, except in each of clauses (i) and (ii), as may be required to comply with applicable law or existing contractual arrangements;

          (m)  settle any material claim, action or proceeding;

          (n) amend its certificate of incorporation or its bylaws or, in the case of the Company, enter into any agreement with its stockholders in their capacity as such;

          (o) take any action that is intended or would reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue such that the condition set forth in
     Section 8.3(a) shall be incapable of satisfaction;

          (p) other than in the ordinary course of business consistent with past practice, (i) sell, assign, otherwise transfer, sublicense or enter into any material license agreement with respect to any Company Intellectual Property used by it in its business or buy or enter into any material license agreement with respect to Third Party Intellectual Property; (ii) sell, license or transfer to any person or entity any material rights to any Company Intellectual Property Rights used by it in its business; or (iii) enter into or materially amend any Company Contract, as the case may be, pursuant to which any other party is granted marketing or distribution rights of any type or scope with respect to any material products or services of its or any of its Subsidiaries;

          (q) enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that reasonably would be expected to restrict the businesses of Parent and its Subsidiaries (excluding the Surviving Corporation and its Subsidiaries);

          (r) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity, other than in relation to a wholly owned Subsidiary of the Company or any wholly owned Subsidiary thereof, and other than a merger of a wholly owned Subsidiary of the Company or any wholly owned Subsidiary thereof with or into a third party in which the sole consideration to be issued in such transaction to such third party is cash solely to the extent such transaction is permitted by, and is in accordance with, clause (i) of this Section 6.2;

          (s) implement or adopt any change in its accounting principles, practices or methods, other than as consistent with or as may be required by law, GAAP or regulatory guidelines;

          (t) settle or compromise any material liability for Taxes, file any material amended Tax Return, file any material Tax Return in a materially inconsistent manner with past practice (except as otherwise required by law), make any material Tax election (other than in the ordinary course of business) or change any material method of accounting for Tax purposes;

          (u) enter into any new, or amend or otherwise alter any current, Company Affiliate Transaction; or

          (v) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2.

            Section 6.3 CERTAIN TAX MATTERS. Commencing upon execution of this Agreement and continuing through to the Closing, each Party hereto shall use commercially reasonable efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would or could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

            Section 7.1 REGULATORY MATTERS. (a) As promptly as practicable after the date hereof, Parent shall prepare and file with the SEC the Registration Statement, which will contain (i) the prospectus of Parent relating to the shares of Parent Common Stock (including shares of Parent Common Stock issuable pursuant to Company Options converted into Parent Options in accordance with
Section 3.3, and the conversion of Company Notes; and (ii) the proxy statement of the Company relating to the Stockholder Meeting (collectively, the "PROXY STATEMENT/PROSPECTUS"). Each of Parent and the Company shall use their respective reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter promptly mail or deliver the Proxy Statement/Prospectus to its stockholders. Each of Parent and the Company shall use its reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

        (b) The Parties shall cooperate with each other and use reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of material non-public information, any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, provided, that Parent or the Company may restrict access to such documents that discuss the pricing or valuation of the other Party or its businesses. In exercising the foregoing right, each of the Parties shall act reasonably, in good faith and as promptly as reasonably practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated herein.

        (c) Parent and the Company shall, upon request, furnish the other Parties with all information concerning themselves, their Subsidiaries and their Subsidiaries' affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary for the preparation and filing in compliance with applicable legal requirements of the Proxy Statement/Prospectus, the Registration Statement or any other legally required statement, filing, notice or application made by or on behalf of Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

        (d) The Company and Parent shall, and Parent shall cause Merger Sub to, promptly advise the other Parties upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined herein) will not be obtained or that the receipt of any such approval may be materially delayed. Subject to applicable laws relating to the exchange of material non-public information, such Party shall provide a copy of such communication to the other Party promptly upon request.

        (e) The separation of Parent into two separate companies which is expected to occur in the second quarter of 2005 (the "PARENT SPIN-OFF") will not be effected in a manner that will jeopardize the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Parent shall not take any action that, for federal income tax purposes, will cause the Parent Spin-Off to result in the recognition of material gain or loss by any Company stockholder as a result of any distribution with respect to shares of Parent Common Stock acquired by such Company shareholder in the Merger. Parent shall not effect or consummate the Parent Spin-Off until after the transactions contemplated by this Agreement shall have been consummated.

            Section 7.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of material non-public information, each of the Parties shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other Parties, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, in order to reasonably verify the representations and warranties of the other Party herein and to the extent otherwise reasonably required for the transactions contemplated by this Agreement. During such period, each of the Parties shall, and shall cause their respective Subsidiaries to, make available to the other
Parties: (i) a copy of each report, schedule, registration statement, SEC comment letter and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such other Parties may reasonably request. No Party shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of its customers, jeopardize the attorney-client or work product or other legally recognized privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding written agreement entered into prior to the date of this Agreement. The Parties will in good faith consider and seek to implement reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        (b) Each of the Parties shall hold all information furnished by or on behalf of any other Party or any of such Party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence to the extent required by, and in accordance with, the provisions of the Mutual Non-Disclosure Agreement between Parent and the Company, dated as of January 10, 2005 (the "CONFIDENTIALITY AGREEMENT"). The Parties acknowledge and agree that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall not be deemed a breach or violation of the Confidentiality Agreement.

        (c) No investigation by any of the Parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

            Section 7.3 ACQUISITION TRANSACTIONS. (a) After the date hereof and prior to the Effective Time, the Company agrees that neither it, nor any of its Subsidiaries, nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its commercially reasonable efforts to cause its and its Subsidiaries' employees, attorneys, accountants, investment bankers, financial advisors or other agents acting on the Company's behalf, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information or in any way facilitate any proposal or offer to acquire more than twenty-five percent (25%) of the business, properties or assets of the Company, or fifteen percent (15%) of the capital stock or voting power of the Company or its Subsidiaries, in each case, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "ACQUISITION TRANSACTION").

        (b) Notwithstanding the provisions of paragraph (a) above but subject to compliance with Section 7.3(c), (i) the Company or the Board of Directors of the Company may, directly or indirectly through advisors, agents or other intermediaries, prior to receipt of the Company Stockholders Approval, in response to a bona fide written offer or proposal not solicited in violation of Section 7.3(a) with respect to a potential or proposed Acquisition Transaction ("ACQUISITION PROPOSAL") from a corporation, partnership, person or other entity or group (a "POTENTIAL ACQUIRER") (a) which the Company's Board of Directors determines, in good faith and after consultation with an independent financial advisor of nationally recognized reputation, would reasonably be expected to result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's stockholders than the Merger (a "QUALIFYING PROPOSAL"), (b) which the Company's Board of Directors determines, in good faith, is reasonably possible to consummate, and (c) where the Company's Board of Directors after consultation with its independent outside legal counsel determines in good faith that the failure to engage in such action reasonably would be likely to cause the members of the Board of Directors of the Company to breach their fiduciary duties under applicable law, furnish confidential or non-public information to (provided that the Company and the Potential Acquirer shall have fully executed and delivered a confidentiality agreement containing terms at least as stringent as the terms of the Confidentiality Agreement, but explicitly permitting the Company to disclose to Parent the terms of the Acquisition Proposal), and negotiate with, such Potential Acquirer, and may resolve to accept, or recommend, and, upon termination of this Agreement in accordance with Section 9.1(e) and after payment to Parent of the fee pursuant to Section 9.2(b), enter into agreements relating to, a Qualifying Proposal as to which the Company's Board of Directors
(x) has determined in good faith after consultation with an independent financial advisor of nationally recognized reputation would result in an Acquisition Transaction more favorable to the Company's stockholders than the Merger and is reasonably capable of being financed and consummated (such Qualifying Proposal being a "SUPERIOR PROPOSAL") and (y) after consultation with its independent outside legal counsel determines in good faith that failure to engage in such action would cause the members of the Board of Directors of the Company to breach their fiduciary duties under applicable law and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or otherwise make disclosure required by the federal securities laws. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph
(a) of this Section 7.3.

        (c) The Company shall notify Parent orally and in writing promptly, but in no event later than two Business Days, after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to the Company or its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any person or entity that after the date hereof informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall indicate the identity of the offeror.

        (d) The Company shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Parties with respect to any of the foregoing; PROVIDED, HOWEVER, that neither the Company nor any of its affiliates shall waive any standstill or confidentiality provisions.

        (e) The Company shall promptly provide to Parent any information regarding the Company or its Subsidiaries provided to any corporation, partnership, person or other entity or group making an Acquisition Proposal, unless such information has been previously provided to Parent.

            Section 7.4 STOCKHOLDERS' APPROVAL. The Company shall use reasonable efforts to cause a special meeting of stockholders of the Company (the "STOCKHOLDER MEETING") to be held as soon as practicable after the Registration Statement is declared effective by the SEC and the Proxy Statement/Prospectus is available to be mailed to the Company Stockholders for the purpose of obtaining the requisite stockholder approval of this Agreement (the "STOCKHOLDER PROPOSAL"). The Company's Board of Directors shall use its reasonable efforts to obtain from the stockholders of the Company the vote required by the DGCL in favor of the approval of this Agreement and shall recommend to the stockholders of the Company that they so vote at the Stockholder Meeting or any adjournment or postponement thereof; PROVIDED that the Company's Board of Directors shall not be required to use such reasonable efforts to obtain the vote in favor of the approval of this Agreement or to make or continue to make such recommendation if such Board of Directors, after having consulted with and considered the advice of independent outside legal counsel, determines that the making of such reasonable best efforts to obtain the vote in favor of the approval of this Agreement or making or continuing to make such recommendation would cause the members of the Company's Board of Directors to breach their fiduciary duties under applicable laws. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is earlier terminated in accordance with its terms, the Company shall be required to submit the Stockholder Proposal for approval by its stockholders at the Stockholder Meeting, whether with or without the recommendation of the Company's Board of Directors.

            Section 7.5 LEGAL CONDITIONS TO THE MERGER. Each of Parent and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement (including Section 7.1(b)), (i) the Company shall not, without the prior written consent of Parent, agree to divest any assets or businesses of the Company or any of its affiliates or to in any way limit the ownership or operation of any business of the Company or its affiliates and (ii) neither Parent nor the Company shall be required to (x) divest or encumber any assets or corporations of Parent or the Company, respectively, or any of their respective affiliates that could reasonably be expected to have a Material Adverse Effect on Parent (assuming the Merger has been consummated) or to substantially impair the benefits to Parent and the Company expected, as of the date hereof, to be realized from consummation of the Merger, and neither Parent nor the Company shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditioned upon consummation of the Merger, or (y) enter into any agreements that in any way limit the ownership or operation of any business of Parent or the Company, respectively, or any of their respective affiliates.

            Section 7.6 AFFILIATES. The Company shall use its reasonable efforts to cause each person, listed on EXHIBIT B hereto to deliver to Parent, as soon as practicable after the date of this Agreement, and in any event prior to the Effective Time, a written agreement, in the form of EXHIBIT C hereto, providing that such persons will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock to be received by such "affiliate" in the Merger, other than in compliance with Rule 145 under the Securities Act. Other than those persons listed on EXHIBIT B, there are no "affiliates" (for purposes of Rule 145 under the Securities Act) of the Company.

            Section 7.7 STOCK EXCHANGE QUOTATION OR LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and upon exercise of Parent Options into which Company Options are converted pursuant to the Merger to be listed and authorized for quotation on NASDAQ or such other national exchange on which the Parent Common Stock may then be quoted or listed (subject only to official notice of issuance) prior to the Effective Time.

            Section 7.8 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm of record or otherwise establish in the Surviving Corporation full right, title and interest in, to or under any of the assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, (a) the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent, and (b) the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Surviving Corporation to take all such lawful and reasonably necessary or desirable action.

            Section 7.9 ADVICE OF CHANGES. Parent and the Company shall each promptly advise the other Party of any change or event having a Material Adverse Effect on it, and Parent and the Company shall each promptly advise the other of any change or event that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein such that the conditions contained in Sections 8.3(a) or 8.3(b) shall no longer be capable of satisfaction.

            Section 7.10 SECTION 16. Prior to the Effective Time, each of the Company and Parent shall take all such steps as may be prudent or required to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of Parent Common Stock (including derivative securities with respect to such Parent Securities) by each person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or Parent, as the case may be, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            Section 7.11 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.
(a) Parent shall, or shall cause the Surviving Corporation to maintain in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters or events occurring prior to the Effective Time to the extent available; provided, however, that in no event shall the Surviving Corporation or its affiliates be required to expend more than an amount per year equal to 250% of current annual premiums paid by the Company (which amounts under current policies are set forth in Section 7.11 of the Company Disclosure Schedule) (the "MAXIMUM PREMIUM")to maintain or procure insurance coverage pursuant hereto; and, provided, further that if the annual premiums of such insurance coverage exceed the Maximum Premium, the Surviving Corporation shall be obligated to obtain or to cause to be obtained a policy with the greatest coverage available for a cost not exceeding the Maximum Premium and provided, further, that if such insurance policies cannot be obtained at all, Parent or the Surviving Corporation shall be required to purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other policies purchased pursuant to this Section 7.11(a), does not exceed the amount equal to the Maximum Premium multiplied by six.

        (b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as such (or in such capacity in another corporation, partnership, joint venture, trust or other enterprise at the request of the Company) and existing or occurring at or prior to the Effective Time (including those matters relating to the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted to be so indemnified by the Surviving Corporation or such Subsidiary, as the case may be, under applicable law (including, without limitation, the advancement of reasonable attorney's fees and disbursements, which shall be paid, reimbursed or advanced by Parent or the Surviving Corporation prior to the final disposition thereof without the requirement of any bond or other security). Parent agrees that all rights to indemnification, expense advancement and exculpation existing in favor of the present and former directors and officers of the Company and its Subsidiaries as provided in the Company's or any such Subsidiary's certificate of incorporation and bylaws or existing indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to rights thereunder.

        (c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 7.11 is not prior to or in substitution for any such claims under such policies.

        (d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.11.

        (e) The rights of each Indemnified Party under this Section 7.11 shall be in addition to any rights such person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware law or any other applicable laws or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party.

            Section 7.12 REORGANIZATION. Following the Effective Time, neither the Company, the Surviving Corporation, Parent nor any of their affiliates shall take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would or could reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

            Section 7.13 REGISTRATION STATEMENT. (a) If at any time prior to the date of the Stockholder Meeting, or any adjournment thereof, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, Parent shall notify the Company thereof in writing by reference to this Section 7.13(a) and shall describe such event in reasonable detail and shall reasonably cooperate with the Company (to the extent the Company's assistance or cooperation is reasonably required) in preparing and filing an amendment or supplement to the extent required by applicable law. Any such amendment or supplement shall be promptly filed with the SEC, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

        (b) If at any time prior to the date of the Stockholder Meeting (as defined herein), or any adjournment thereof, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, the Company shall notify Parent thereof in writing by reference to this Section 7.13(b) and shall describe such event in reasonable and shall reasonably cooperate with Parent in preparing and filing an amendment or supplement to the extent required by applicable law. Any such amendment or supplement shall be promptly filed with the SEC and, as and to the extent required by law, disseminated to the stockholders of the Company, and such amendment or supplement shall comply in all material respects with all provisions of the Securities Act.

            Section 7.14 EMPLOYEES

        (a) Each of the employees employed as of the Closing Date by the Company or a Subsidiary is hereinafter referred to as a "TRANSFERRING EMPLOYEE." Parent shall, or Parent shall cause the Company or a Subsidiary to, for the period beginning on the Closing Date and ending on December 31, 2005, provide to the Transferring Employees, who continue employment with the Company or a Subsidiary, salary and employee benefits that in the aggregate are substantially similar to the salary and benefits as provided by the Company and its Subsidiaries to such Transferring Employees as of immediately prior to the Closing Date. Parent agrees that it will not terminate or amend the Company severance plan in effect on the date hereof, a true and complete copy of which has previously been provided to Parent, for the period beginning on the Closing Date and ending on December 31, 2005 and such Company severance plan shall remain in full force and effect during such period for all Transferring Employees. Notwithstanding anything to the contrary in this
Section 7.14, nothing in this Agreement shall limit the right of Parent or the Company to, subject to the immediately preceding sentence, modify, amend, suspend or terminate any Company Benefit Plan.

        (b) Transferring Employees shall be credited for their length of service with the Company and any Subsidiary to the extent of the employee benefit plans maintained by Parent, the Company or a Subsidiary that cover such Transferring Employees on or after the Closing Date for purposes of eligibility, vesting and any pre-existing condition limitations, other than (i) under any defined benefit pension plan, (ii) to the extent that any such crediting of service would result in duplication of benefits, (iii) for purposes of eligibility for subsidized early retirement benefits or (iv) for any new program for which credit prior to the effective date of such program is not given to similarly situated employees of Parent other than the Transferring Employees.

        (c) The health plans that cover the Transferring Employees in the plan year in which the Closing Date occurs shall credit such Transferring Employees with all co-payments, deductibles and similar amounts paid by the Transferring Employees under the applicable Company Benefits Plans prior to the Closing Date to the extent credited under the applicable Company Benefit Plans.

        (d) No Transferring Employee or other current or former employee of the Company or any Subsidiary, including any beneficiary or dependent thereof, or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

            Section 7.15 OBLIGATIONS OF MERGER SUB. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

            Section 7.16 DIVIDENDS. Parent shall not, and shall not permit any of its Subsidiaries to, make, declare or pay any dividend in cash other than cash dividends or distributions by a direct or indirect wholly owned Subsidiary of the Parent to its parent or to another direct or indirect wholly owned Subsidiary of Parent.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Parties to effect the Merger shall be subject to the following conditions:

            (a) STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

            (b) STOCK EXCHANGE LISTINGS. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for quotation on NASDAQ or such other national exchange on which Parent Common Stock may be quoted or listed as of the Closing Date.

            (c) OTHER APPROVALS. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and all other material notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity prior to the Effective Time shall have been made or obtained for the transactions contemplated by the Merger (all such approvals and the expiration of all such waiting periods being referred to herein as the "REQUISITE REGULATORY APPROVAL").

            (d) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No injunction prohibiting the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal the consummation of the Merger, and there shall not have been instituted or threatened to be instituted any proceeding seeking an order, injunction or decree which prohibits, materially restricts or makes illegal the consummation of the Merger.

            (f)  FEDERAL TAX OPINIONS.

          (i) The Company shall have received a written opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of
               Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of Parent and the Company.

          (ii) Parent shall have received a written opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of
               Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon representations contained in certificates of officers of Parent and the Company.

         (iii) Parent and the Company agree to provide to counsel referred to in clauses (i) and (ii) such representations as such counsel reasonably requests in connection with rendering the opinions referred to therein.

            Section 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. (i) The representations and warranties of Parent set forth in Section 5.2(a) of this Agreement shall be materially true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be materially true and correct as of such other date), (ii) the representations and warranties of Parent set forth in this Agreement and qualified by Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and (iii) all other representations and warranties of Parent set forth in this Agreement and not qualified by Material Adverse Effect, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, when taken together, have a Material Adverse Effect on Parent. The Company shall have received certificates signed on behalf of Parent by an appropriate executive officer to such effect.

        (b) PERFORMANCE OF OBLIGATIONS. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of Parent by an appropriate executive officer to such effect.

            Section 8.3 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. (i) the representations and warranties of the Company set forth in Section 4.2(a) of this Agreement shall be true and correct (other than insubstantial numerical inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct (other than insubstantial numerical inaccuracies) as of such other date), (ii) the representations and warranties of the Company set forth in this

Agreement and qualified by Material Adverse Effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and (iii) the representations and warranties of the Company set forth in this Agreement and not qualified by Material Adverse Effect, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), except where the failure of such representations and warranties to be true and correct would not, when taken together, have a Material Adverse Effect on the Company. Parent shall have received certificates signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

        (b) PERFORMANCE OF OBLIGATIONS. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received certificates signed on behalf of the Company by an appropriate officer to such effect.

        (c) CONSENTS. All consents listed on Section 8.3(c) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after obtaining the Company Stockholder Approval:

            (a) by mutual consent of Parent and the Company in a written instrument;

            (b) by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided that the terminating party has fulfilled its obligations under Section 7.1;

            (c) by Parent or the Company if the Effective Time shall not have occurred on or before the six-month anniversary of the date of this Agreement (the "TERMINATION DATE"), unless the failure of the Effective Time to occur by such date shall be principally due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; PROVIDED, HOWEVER, that if on such date each of the conditions set forth in Article VIII other than those set forth in Sections 8.1(a) and 8.1(c) has been fulfilled or is capable of being fulfilled, then such date shall be automatically extended to the nine-month anniversary of the date of this Agreement;

            (d) (i) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein which breach either individually or in the aggregate would constitute, if occurring on the Closing Date, the failure of the conditions set forth in Sections 8.3(a) or Section 8.3(b) of this Agreement) if there shall have been a breach by Parent of any of its covenants or agreements or any of its representations or warranties set forth in this Agreement, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or Section 8.2(b) of this Agreement, and which is not cured within fifteen (15) days following written notice to Parent or by its nature or timing cannot be cured prior to the Closing Date; or

            (ii) by Parent (provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or other agreement contained herein which breach either individually or in the aggregate would constitute, if occurring on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or Section 8.2(b) of this Agreement) if there shall have been a breach by the Company of any of its covenants or agreements or any of its representations or warranties set forth in this Agreement, which breach, in any such case, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a) or Section 8.3(b) of this Agreement, and which is not cured as promptly as practicable and in any case within fifteen (15) days following written notice to the Company or by its nature or timing cannot be cured prior to the Closing Date;

            (e) by the Company if, prior to receipt of the Company Stockholder Approval, (i) the Company receives a Superior Proposal, (ii) the Company shall have promptly (and in no event later than two calendar days, which shall include at least one Business Day, after forming such intention) notified Parent of its intention to terminate this Agreement pursuant to this Section 9.1(e), such notice to Parent to be in writing and to be accompanied by reasonable details of the terms and conditions of such Superior Proposal, including the identity of the offeror, a complete copy of each agreement contemplated to be entered into by the Company or its Subsidiaries in connection with the Superior Proposal, and the Company shall have otherwise complied with Section 7.3, (iii) if requested in good faith by Parent within two Business Days after receipt by Parent of such notice, the Company shall have negotiated and caused its respective financial and legal advisers to negotiate during the following three Business Day period with Parent to in good faith determine with Parent whether adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms, and notwithstanding such negotiations and adjustments, the Board of Directors of the Company concludes, in its good faith judgment, that the transactions contemplated herein on such terms as adjusted, are not at least as favorable to the stockholders of the Company as such Superior Proposal and (iv) the Board of Directors of the Company thereafter resolves to accept such Superior Proposal after having consulted with, its independent outside legal counsel and determined in good faith that the failure to take such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable law; PROVIDED, that such termination under this Section 9.1(e) shall not be effective until the Company or an Acquiring Person on behalf of the Company has made payment of the full fee required by Section 9.2(b); and PROVIDED, FURTHER, that if the Company's Board of Directors concludes that Parent's proposal under clause (iii) is at least as favorable to the stockholders of the Company as the Superior Proposal, this Agreement shall promptly be amended to reflect such terms and the Company shall no longer have the right herein with respect to such original Superior Proposal, unless and until it is subsequently adjusted to again constitute a Superior Proposal;

            (f) by Parent, if the Board of Directors of the Company (i) shall have failed to recommend, or shall have withdrawn, or modified or amended in any respect materially adverse to Parent, its approval or recommendation of this Agreement or shall have resolved to do any of the foregoing, or (ii) shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have failed to publicly affirm its approval or recommendation of this Agreement (or failed to publicly state that it cannot at such time make any recommendation pending completion of its analysis and discussions regarding the Acquisition Proposal consistent with the Company Board of Directors' fiduciary duties) within 10 days of Parent's request made after any Acquisition Proposal shall have been disclosed to the Company's stockholders generally; or

            (g) by Parent or the Company if the stockholders of the Company fail to approve this Agreement upon a vote held at a duly held meeting of stockholders called for such purpose (including any adjournment or postponement thereof), but subject, in the case of termination by the Company, to its obligation to make the payment required by Section 9.2(b)(iv), if applicable.

            Section 9.2 EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub or the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.2(b), 10.2, 10.6, 10.7, 10.8 and this Section
9.2 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

               (b) The Company agrees to pay to Parent a fee equal to $68.5 million, by wire transfer of immediately available funds, if:

                  (i) (A) the Company terminates this Agreement pursuant to
      Section 9.1(e) or (B) the Company terminates this Agreement pursuant to
      Section 9.1(c) and at such time Parent would have been permitted to terminate this Agreement pursuant to Section 9.1(f), which fee shall be payable prior to such termination;

                  (ii) Parent terminates this Agreement pursuant to Section 9.1(f), which fee shall be payable within two Business Days of such termination;

                  (iii) (A) the Company terminates this Agreement pursuant to
      Section 9.1(c) other than as a result of Parent's failure to proceed in a timely manner, (B) prior to such termination, a proposal for an Acquisition Transaction (other than pursuant to this Agreement) shall have been disclosed publicly or to the Company and (C) within 12 months following such termination, the Company, directly or indirectly, enters into an agreement for an Acquisition Transaction or an Acquisition Transaction is consummated, which fee shall be payable immediately upon the first to occur of either event described in this clause (C); or

                  (iv) this Agreement is terminated (A) pursuant to Section 9.1(g) and prior to the vote referred to in Section 9.1(g) a proposal for an Acquisition Transaction (other than pursuant to this Agreement) shall have been disclosed publicly, or (B) pursuant to Section 9.1(d)(ii) on the basis of a material breach by the Company of any covenant or agreement contained herein if prior to such breach a proposal for an Acquisition Transaction (other than pursuant to this Agreement) shall have been disclosed publicly or to the Company, provided in the case of clauses (A) or (B) that within 12 months of termination of this Agreement the Company, directly or indirectly, enters into an agreement for an Acquisition Transaction or an Acquisition Transaction is consummated, which fee shall be payable immediately upon the first to occur of either event described in this clause.

                   For purposes of Sections 9.2(b)(iii) and 9.2(b)(iv), the percentage in the definition of "Acquisition Transaction" shall be thirty-three percent (33%) in lieu of both the twenty-five percent (25%) or fifteen percent (15%).

               (c) The Company agrees to pay all fees and expenses actually incurred by Parent and Merger Sub in connection with the Agreement, not in excess of $3 million in the aggregate, by wire transfer of immediately available funds, if:

                  (i) a fee becomes payable pursuant to Section 9.2(b); or

                  (ii) this Agreement is terminated by Parent pursuant to
      Section 9.1(d)(ii).

               (d) Parent agrees to pay all fees and expenses actually incurred by the Company in connection with the Agreement, not in excess of $3 million in the aggregate, by wire transfer of immediately available funds, if this Agreement is terminated by the Company pursuant to Section 9.1(d)(i).

            Section 9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approval; PROVIDED, HOWEVER, that after the Company Stockholder Approval, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of Company Common Stock other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

            Section 9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after the Company Stockholder Approval, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X

                               GENERAL PROVISIONS

            Section 10.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall terminate in accordance with its terms) shall survive the Closing or the termination of this Agreement pursuant to Section 9.1 except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Closing or are designated as surviving any such termination.

            Section 10.2 EXPENSES. Except as set forth in Section 9.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; PROVIDED, HOWEVER, that the costs and expenses of printing and mailing the Proxy Statement/Prospectus, and all filing and other fees paid to the SEC or in respect of HSR, in each case in connection with the Merger, shall be borne by Parent.

            Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), on the third Business Day after mailing if mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (a)  if to the Company, to:

                  Ask Jeeves, Inc.
                  555 12th Street, Suite 500
                  Oakland, CA  94607
                  Attention:  Steven Berkowitz and Brett Robertson
                  Telecopier: (510) 985-7507

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  One Montgomery Street
                  31st Floor
                  San Francisco, California 94104
                  Attention:  Douglas D. Smith
                  Telecopier: (415) 986-5309

                   and

                  (b) if to Parent or Merger Sub, to:

                  IAC/InterActiveCorp
                  152 West 57th Street
                  New York, NY 10019

                  Attention:  General Counsel
                  Telecopier: (212) 314-7329

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  David C. Karp, Esq.
                  Telecopier: (212) 403-2000

            Section 10.4 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 10.5 COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

            Section 10.6 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior or contemporaneous agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof other than the Confidentiality Agreement.

            Section 10.7 GOVERNING LAW. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

            (b) Each Party irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            (d) Each Party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 10.7.

            Section 10.8 PUBLICITY. The initial press release concerning the execution of this Agreement, the Merger and the transactions contemplated hereby will be a joint release. Subject to Section 7.3(b), except as otherwise required by applicable law or the rules of NASDAQ, none of the Parties shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other Parties, which consent shall not be unreasonably withheld (provided that the consent of Parent shall be deemed to be the consent of Merger Sub). Prior to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent (which shall not be unreasonably delayed, conditioned or withheld) issue or cause the publication of any press release or other public announcement with respect to any material developments in the business strategy of the Company and its Subsidiaries, except for any such press release or public announcement required by applicable law or the rules of NASDAQ (in which case the Company shall, to the extent practicable, consult with Parent prior to making such release or announcement).

            Section 10.9 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties any rights or remedies hereunder other than Section 7.11 which confers the rights stated therein.

            Section 10.10 SPECIFIC ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached in any material respect. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. A Party is entitled to seek injunctive relief to prevent any breach and to enforce terms or provisions if such breach would serve as a basis of terminating this Agreement by such Party. No Party seeking such relief shall be required to post bond or other security or to prove the inadequacy of available remedies at law in order to obtain such relief. The rights provided by this section are in addition to any other remedy to which the Parties are entitled at law or in equity including an action seeking damages.

            Section 10.11 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                               IAC/INTERACTIVECORP


                               By:   /s/ Gregory R. Blatt
                                  -----------------------------------
                                  Name:  Gregory R. Blatt
                                  Title: Senior Vice President, General Counsel
                                         and Secretary



                               AJI ACQUISTION CORP.



                               By:   /s/ Gregory R. Blatt
                                  -----------------------------------
                                  Name:  Gregory R. Blatt
                                  Title: Chairman of the Board and Secretary



                               ASK JEEVES, INC.



                               By:   /s/ A. George Battle
                                  -----------------------------------
                                  Name:  A. George (Skip) Battle
                                  Title: Executive Chairman of the Board of
                                         Directors